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                                                                  Exhibit 10.2.2


                           Addendum to Lease Between
                Friedman's Jewelers, Inc., and Friedman's, Inc.

         By mutual agreement between the parties herein, this 1st day of October 2002, the Lease between Friedman's Jewelers, Inc., Lessor, and Friedman's, Inc., (successor to MS Jewelers, LP), Lessee, dated May 24, 1990, as amended August 17, 1995, July 17, 1998, and January 19, 1999, for premises known as 4 West State Street, Savannah, Georgia, and being more particularly described in Exhibit A of said Lease, is hereby amended as follows:

         1. Whereas the Lessee has been a tenant under the Holding Over provisions (paragraph 23) of the Lease for the months of June through September, 2002, it is hereby agreed between the parties that the term of the Lease is hereby extended for a period of one (1) year commencing October 1, 2002, and ending at midnight on September 30, 2003, and there shall be no options to extend this lease.

         2. Rental during the Extended Term shall be at an annual rent of $137,304.00 payable in monthly installments of $11,442.00. Lessee shall deduct from the first rent due the amount of monthly rent paid in excess of $11,442.00 per month for the months of June through September 2002; provided however, the total rent due for the months of June 2002 through September 2003 shall be $183,072.00.

         3. In the event Lessee vacates the premises or does not have employees regularly working in the Premises during the normal hours it has followed, the Lessee shall give Lessor all means necessary to access the "Lessor's Offices" in the premises during such normal hours.

         4. Ref. paragraph 11 of Lease, the time during which Lessor may exhibit premises to prospective tenants shall be changed from the last 90 days of the Lease to the last 12 months of the Lease.

         5. Ref. paragraph 25, a copy of any notice required or permitted to be given under the Lease shall be sent to P. O. Box 18825, Atlanta, Georgia, 31126.

         6. It is agreed that the amount charged Lessor for services under paragraph 33 will remain at the present charge for the term of the lease.

         Except as otherwise herein amended or modified, all other terms and conditions of the Lease as amended remain in full force and effect.



Witnessed By:                                 FRIEDMAN'S JEWELERS, INC., Lessor

[ILLEGIBLE]                                   /s/ H. K. Friedman, VP
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                                              H. K. Friedman, Vice-President



Witnessed By:                                 FRIEDMAN'S, INC., Lessee

[ILLEGIBLE]                                   /s/ Henry H. Thompson
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                                              Asst. Corp. Secretary